# Annual Report

## Cover Page

Name of issuer:

VetPronto - Mobile Veterinarians Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 5/21/2014

Physical address of issuer:

113 Ripley
San Francisco CA 94110

Website of issuer:

http://www.vetpronto.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Current number of employees:

7

| | Most recent fiscal year-end: | Prior fiscal year-end: |
|---|---|---|
| Total Assets: | $340,375.54 | $266,801.00 |
| Cash & Cash Equivalents: | $332,798.00 | $260,071.00 |
| Accounts Receivable: | $0.00 | $0.00 |
| Short-term Debt: | $0.00 | $0.00 |
| Long-term Debt: | $0.00 | $0.00 |
| Revenues/Sales: | $0.00 | $0.00 |
| Cost of Goods Sold: | $728,722.00 | $435,194.00 |
| Taxes Paid: | $0.00 | $0.00 |
| Net Income: | ($398,861.00) | ($602,419.00) |

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

## Changes Since Your Last Wefunder Filing

Would you like to include a message to your investors in your annual report?

Have there been changes to your directors or officers?

Have there been changes to your list of principle security holders?

Have there been other exempt offerings that the issuer has conducted that weren't included in the issuer's last Form C filing with Wefunder?

Have there been any other changes that investors should be aware of?

## Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

## THE COMPANY

1. Name of issuer:

VetPronto - Mobile Veterinarians Inc.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

## DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

| Director | Principal Occupation | Main Employer | Year Joined as Director |
|---|---|---|---|
| Joe Waltman | CEO | VetPronto | 2014 |
| Soren Berg | CTO | VetPronto | 2014 |

For three years of business experience, refer to Appendix D: Director & Officer Work History.

## OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

| Officer | Positions Held | Year Joined |
|---|---|---|
| Katherine van Ekert | CMO | 2015 |
| Joe Waltman | CEO | 2014 |
| Soren Berg | CTO | 2014 |

For three years of business experience, refer to Appendix D: Director & Officer Work History.

*INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.*

## PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

| Name of Holder | No. and Class of Securities Now Held | % of Voting Power Prior to Offering |
|---|---|---|
| Katherine van Kert | 2428048 Common | 24.3 |
| Soren Berg | 2428048 - Common | 24.3 |
| Joe Waltman | 2428048 - Common | 24.3 |

*INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.*

*To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.*

## BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

*INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.*

*This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.*

## RISK FACTORS

**The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.**

**These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.**

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Changes in the demand for our products and services could negatively affect our operating results.

The significant competition in the companion animal healthcare industry could result in a decrease in our prices, an increase in our acquisition costs, a loss of market share and could materially affect our revenue and profitability.

If we are unable to effectively execute our growth strategy, we may not achieve our desired economies of scale and our profitability may decline.

We may experience difficulties hiring skilled veterinarians due to shortages that could disrupt our business.

Any failure in our information technology systems, disruption in our transportation network or failure to receive supplies could significantly increase testing turn-around time, reduce our production capacity and otherwise disrupt our operations.

If we fail to comply with governmental regulations applicable to our business, various governmental agencies may impose fines, institute litigation or preclude us from operating in certain states.

Changes in regulations or user concerns regarding privacy and protection of user data could adversely affect our business.

*INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.*

# Ownership and Capital Structure

**DESCRIPTION OF ISSUER'S SECURITIES**

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

| Class of Security | Securities (or Amount) Authorized | Securities (or Amount) Outstanding | Voting Rights | Other Rights |
|---|---|---|---|---|
| **Preferred Stock** (list each class in order of preference): | | | | |
| | | | Choose | No |
| **Common Stock** | 10,000,000 | 7,420,434 | Yes | No |
| **Other** | | | | |
| Options | 939,400 | 79,289 | Yes | No |

| Class of Security | Securities Reserved for Issuance upon Exercise or Conversion |
|---|---|
| Warrants: | |
| Options: | |
| Other Rights: | |

Describe any other rights:

24. Describe the material terms of any indebtedness of the issuer:

N/A

*INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.*

25. What other exempt offerings has the issuer conducted within the past three years?

| Offering Date | Exemption | Security Type | Amount Sold | Use of Proceeds |
|---|---|---|---|---|
| 6/2015 | Section 4(a)(2) | SAFE | $690,000 | General operations |
| 10/2015 | Section 4(a)(2) | SAFE | $10,000 | General operations |
| 12/2015 | Section 4(a)(2) | SAFE | $85,000 | General operations |
| 1/2016 | Section 4(a)(2) | SAFE | $114,800 | General operations |

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

*INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.*

*Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.*

*The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.*

*Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.*

# FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview.

We are building a marketplace for house call veterinary care.
There are three primary components to this business; pet owner acquisition, veterinary acquisition, and the technical platform. We have developed proprietary technology to make the management of these three components as efficient as possible.

We generate revenue by charging pet owners for veterinary services including examinations, medications, diagnostics and euthanasias.

We originally founded our business in 2014 to provide remote veterinary care. We quickly realized that house call based vet care was a much bigger opportunity and launched the house call offering in San Francisco at the end of 2014. We have since expanded to the rest of the SF Bay Area and currently have 50 veterinarians and vet techs on our platform. We have over
3,000 active clients.

Although our industry is seasonal and tends to slow
down in the summer months, we have maintained a 10.1% compounded monthly growth rate since December 2014 (when our monthly revenue was higher than $10k).

Our total revenue grew 156% to $530k during the first 7 months of 2016, up from $207k during the same period in 2015.

We expect to continue to grow our business. Although there is no guarantee that our historical results or cash flows (as described below and in our financial statements) will continue to develop in the same way as they have in the past few years, we expect generally to grow in the coming years. Nonetheless, it may be years before Investors see a return on their investment, if they do at all.

The following trends or uncertainties could affect our financial condition, including the liquidity, cash flow and capital resources described below:
· Our ability to cost effectively acquire pet owners and veterinarians
· Our ability to manage multiple markets
· Pet owners' willingness to pay a premium for the convenience of house call veterinary services
· The launching of a well funded competitor

Liquidity. The following table summarizes our statement of cash flows for 2016:
OPERATING ACTIVITIES
Net Income -$242,518.05
Total Adjustments 1,723.23
Net cash provided by operating activities -$240,794.82
FINANCING ACTIVITIES
Net cash provided by financing activities $137,540.00
Net cash increase for period -$103,254.82
Cash at beginning of period $260,071.20
Cash at end of period $156,816.38

We expect that the proceeds of this offering will improve our liquidity and provide additional capital to pursue geographic expansion. Although the proceeds of this offering are not necessary to the viability of our business, it will be integral to allow us to expand to multiple markets simultaneously.

Capital Resources. We have financed our operations through issuances of convertible debt and client revenue. The convertible debt is based on Y Combinator's SAFE document.

*INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.*

# FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

# OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

*INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:*
*(a) a description of the material content of such information;*
*(b) a description of the format in which such disclosure is presented; and*
*(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.*

# ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.vetpronto.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

# APPENDICES

Appendix A: Business Description & Plan

Appendix C: Financial Statements & Tax Returns

Appendix D: Director & Officer Work History

- Joe Waltman
- Katherine van Ekert
- Soren Berg

Appendix E: Supporting Documents

- Balance_Sheet_Report.pdf
- Statement_of_Cash_Flows_Report.pdf
- Profit_and_Loss_Report.pdf



# VETPRONTO

*On-demand, house call veterinarians*

**$362,818** raised from **637** investors
*Successfully Funded on Nov 11 2016*

*We provide on-demand veterinarians who treat your pets in the comfort of your home. 65% of American households have a pet—there are 77 million dogs and 86 million cats who need check-ups at least twice a year. But only 30% of these animals ever see a vet in their lifetime because the experience is tedious, and sometimes even impossible for urban pet-owners without a car. We're fixing that. Pet owners can get vets when they need them, where they need them: right at home.*

Joe Waltman
CEO, VETPRONTO

## OUR AMBITION

We're the first mobile service scaling house-call veterinarians for more convenient pet care. We're active in Los Angeles and the Bay Area, where we have over 50 on-call vets and nurses and 3500 customers who book up to 4 appointments a year (the industry standard is only 2 a year). And they love us: that's why we have a five-star Yelp rating from over 270 customers. The next step is to expand to New York, then across the U.S., so all pet-owners can call vets to their home for the best care.

## KEY FACTS

- 50+ Veterinary professionals / 3500 customers in LA and Bay Area
- 40% of customers book follow-up appointments in 6 months
- 35% Gross margins / 1 year customer LTV: $350
- 5 Star Yelp rating with over 270 reviews
- 15% Compounded monthly growth
- 65% of all U.S. households own a pet

## DOCUMENTS

learn_more_vetpronto_transcript.txt

vetpronto.com *from San Francisco CA* Y COMBINATOR SOFTWARE TECH ANIMALS

# WHY I LIKE VETPRONTO

*We have been very impressed with Joe and the VetPronto team. They are smart, resourceful and scrappy. Plus, they know their market cold. We are thrilled to be investors in the company and look forward to their continued success.*



**Phil Nadel**

CO-FOUNDER AT BARBARA CORCORAN VENTURE PARTNERS

## THE BUZZ ABOUT VETPRONTO

*VetPronto is probably one of the most genius ideas that has come out of the tech capital of the world. Dr. Michael Sterns is an amazing veterinarian who gave my dog such tailored care. I was at work at the time and Mini was at home with her daddy and I was able to facetime with them throughout the examination. Not only did he easily explain what was going on, but he educated us about what to expect, what we should look out for...*

**Jin B.**

Client

*I honestly can't rave enough about VetPronto as a service. This is my 2nd time using their vets and I'm as impressed as I was the first time around. Their vets are knowledgable and very patient with my cats (let's be honest, my cats aren't the easiest babies to handle). They took amazing care of Veer and Raja.*

**Anisa M.**

Client

*VetPronto is amazing. A mobile vet service... what a brilliant idea. It saves you time loading and unloading your pup onto car and driving to the vet. In the city, it may be tough to find parking or what not and have to deal with traffic. You can easily make an appointment online and even SAME DAY!*

**Stephanie C.**

Client

*I'm obsessed with VetPronto. I used it for the first time last week and I'm not sure how I ever made it work before. My cat pees anytime he's scared (which mostly includes cars and new situations) and having someone come out saved me a bunch of baths, time cleaning and stress.*

**Jess B.**

Client

*I continue to rely on VetPronto for pet care that can be effectively done at home. Appointments can be easily scheduled online and I generally get an appointment the next day, even for non-urgent issues. If there are special circumstances, I can call or email the main number and I have found the staff to be very helpful, caring and responsive.*

**Michelle I.**

Client

*Best vet visit ever! My older cat is a bit of a grouch and our previous vet trips usually involve: - Cramming her into a portable carrier - Her immediately freaking out and crapping herself - Us having to deal with the smell and shrieks on the drive to the pet store/vet office - Her freaking out and crapping again once she sees all the other animals waiting - Us finding out it's another half hour wait despite having an appointment - Her clawing the hell out of the vet tech......*

**Christina F.**

Client

*It has been tough thinking about writing this review, but knowing what a great comfort it may bring someone dealing with what I had to go through, I find it important that I do. My beloved Sheltie senior, Oggie, was diagnosed with an aggressive, untreatable lymphoma this spring, and it was clear that his condition would deteriorate quickly. The medicine that was prescribed for him for pain and/ or to slow down the disease were making him very ill, and it was clear.......*

**Anja H.**

Client

*Absolute life saver! I recently got a 4 month old female Boston Terrier and was scrambling to find a vet to exam her, get her caught up on her vaccinations, etc. Like many puppies my girl doesn't like car rides. She actually threw up in her crate on the way home from the breeder. So I didn't want to deal with another car ride yet. VetPronto to the rescue. Scheduled an appointment for next day via their website......*

**Tinou B.**

Client

*VetPronto is a pleasure to work with. The staff is friendly, the doctors are very knowledgeable and forth coming with information. They arrive on time and seem to spend all the time you need to have all your questions answered. When I think about past office vet visits, the drive over stress, the waiting in the waiting room for sometimes up to an hour, then the stress of the visit itself and the ride home... let's just say I am very grateful that I have VetProno to call when needed.*

**Lula D.**

Client

*We had the BEST experience with VetPronto. There was something wrong with my little Yorkshire Terrier so we asked VetPronto to come take a look at him. Not only did they send and very kind, gentle, and carrying Veterinarian, but they also sent a Vet-tech in case they needed to take blood or whatnot. In the end, she not only fixed my dog's original problem, but she helped fix or at least put him on the road to recovery for some of his other problems (he's 14 years old, so he has some issues)*

**Ryan S.**

Client

*VetPronto is a dream come true. My poor pup gets so much anxiety when we take him to the vet. I used to take him to the SPCA (which was awesome) but he hated it. I decided to use VetPronto and actually had Dr. Amini come to our house who was the last vet at the SPCA to see Sundance! He was so much more comfortable at home and she was able to do his full exam and give him his vaccine in 15 minutes! I am so happy with this service.*

**Taylor S.**

Client

*Even though I am very happy with our regular vet, I called vet pronto because my dog needed to be seen right away and I didn't want to bring him to urgent care. After my friend recommended Vet Pronto, I was able to get an appointment that day and was very pleased with the vet and nurse that showed up. They were very professional and so sweet to my dog and the entire process was very painless... much easier than dragging him to the vet across town.*

**Kate L.**

Client

*So much less stress than a typical visit to the vet. No forcing the cat in a carrier. No having to wait impatiently for the taxi/uber that is late or sometimes never even arrives. No sitting in the waiting room while your cat freaks out by the presence of other pets. In fact, it was so amazing that my cat had no idea this was a vet appointment (shh, don't tell him). It was like I just had a friend over who happened to be really interested in him. He was completely calm and chill.*

**Justine W.**

Client

*We have been very impressed with Joe and the VetPronto team. They are smart, resourceful and scrappy. Plus, they know their market cold. We are thrilled to be investors in the company and look forward to their continued success.*

**Phil Nadel**

Managing Director, Barbara Corcoran Venture Partners

*Innovative ideas, great team, and excellent execution - VetPronto posseses all the qualities of a successful startup and I am extremely pleased with all the progress the company has made in such short time.*

**Shu Duan**

Earlt statge investor

CBS New York

**New Breed Of On Demand Vet Services Offer In-Home Care For Your Furry Friends**

April 20, 2016

NEW YORK (CBSNewYork) - Taking a pet to the vet can be an ordeal, but now high tech services can bring a help to your furry friend right at home. When Yana Stimler's golden retriever JZ developed a skin condition, she knew getting her to the vet

San Francisco Chronicle

**Setting standards for Trump-related doggy accessories**

March 1, 2016

A customer wanting a Trump poop bag received an apologetic acknowledgment of his request, forwarded to me by the customer's pal Betsy Nolan: While the poetic justice of producing Trump poo bags in China isn't lost on us, we did make an honest

CBS

**Vets Warn Fleas Becoming Resistant To Chemical Treatments**

December 9, 2015

SAN FRANCISCO (CBS SF) - Experts say fleas may be mutating and becoming more resistant to topical anti-flea treatments, making them peskier than ever for Bay Area pet owners trying to get rid of them.

SFGATE

**2 new initiatives call for benefits, safety net for gig workers**

November 13, 2015

2 new initiatives call for benefits, safety net for gig workers [...] laws haven't kept pace with the economy's rapid evolution, depriving many freelancers of the benefits and protections of full-time jobs. [...] momentum is building for broad-based

TIME

**Uber & Lyft Aren't Among 'Gig Economy' Companies Pledging to Treat Workers Well**

November 13, 2015

Many of today's workers don't work a typical job with a typical employer, but instead make money as freelance contractors for companies like Uber or TaskRabbit. Thanks to the rise of such Silicon Valley "disruptors," it's easy for people to pick up short- or

TECH.CO

**Don't go to the Vet, Let the Vet Come to You**

May 30, 2015

It's never fun going to the vet - not for the dog and not for the owner. It's always expensive and often stressful for both parties. Sure, there are veterinary house calls, but they can still be just as expensive and frustrating to book.

the Bold Italic

**Finally, a Stress-Free Way to Get Your Pet to See the Vet**

February 27, 2015

Let's say, hypothetically, you have the world's sweetest cattle dog mix (he was a rescue too; we'll call him Ogilvy). He does this cute thing with his paws that melts hearts, his selfies rack up hundreds of likes on Instagram, and even your landlady

**VetPronto Brings Veterinary House Calls To San Francisco**

January 16, 2015

A new company looking to make it more convenient for pet owners to see their local veterinarian, VetPronto, is now live in San Francisco. A member of the Y Combinator Winter 2015 class, VetPronto is offering on-demand house call veterinary services for

**Uber for sick pets: VetPronto offers on-demand pet health service**
October 31, 2014

There's an Uber for moving, an Uber for fitness, an Uber for pot - and now, there's an Uber for sick pets. VetPronto recently launched in Seattle, offering an on-demand pet health service for those that prefer to push a few buttons to have a veterinarian come

## The Best Pet Care Happens at Home

Between the car trip and the crowded waiting rooms, a trip to the vet is no fun for pets or their owners. VetPronto gets rid of the stress by providing pets with the highest standard care where they feel most comfortable and safe: your home.



### Problem: The Vet's Office is Outdated

- Extremely stressful for pets and their owners, especially if they don't own a car

- Clinics can be booked for weeks in advance



### Solution: Get care at home, on-demand

- Choose your vet and schedule an appointment, no travel necessary

- Get same-day care for your pets, no extra charge

## ★ ★ ★ ★ ★ from 270 Customers

*"Their vets are knowledgable and very patient with my cats. Moreover, the luxury of having a full vet service visit your home means much time saved and so many less tears shed."*
*- Anisa, Vet Pronto Customer*

### All Your Pet's Records Together

Our vets review patient medical records from previous clinics prior to each appointment.

### Only At Your Convenience

Book the appointment that's works best for you and never feel rushed by our veterinarians.

### Completely Transparent Pricing

Traditional clinics slide in fees for services you don't want; we give you a detailed summary after every check up.

### We Screen for the Best Vets

Our vets undergo a rigorous screening process to ensure only the most qualified professionals join the team.

## The Market is Ready for On-Demand Pet Care

*"Innovative ideas, great team, and excellent execution - VetPronto posseses all the qualities of a successful startup. I'm extremely pleased with all the progress they've made in such short time."*
*- Shu Duan, Early Stage Investor*



‹ Prev Week
August 2016
Next Week ›
Mon 15
Tue 16
Wed 17
Thu 18
Dr. Robert Sahaghian
1:30p
3:00p
Dr. Chris Anderson
10:00a
11:30a
1:00p
10:00a
11:30a
1:00p
Dr. Nidhi Sood
8:00a
9:30a
11:00a
12:30p

### On-Demand Services are Now the Norm

With the rise of apps like Uber and Instacart, people now expect services to be consumer-centric. Convenience is the key to capturing customers.



### More Vet Graduates than Jobs Available

The supply for veterinarians have outgrown demand since 2012. Clinic jobs are no longer a guarantee, and vets are looking for new job options.



### Owners are Spending More on their Pets

Pet owners are spending 24% more on their pets than they were five years ago. The increase is concentrated among millenials and baby boomers.

**45%**
of U.S. adults use on-demand services

**11,000**
more trained veterinarians than available positions

**$62 billion**
Estimated expenses on pets in 2016

## We're Growing Fast: 3500+ Customers in Just 2 Cities

We expanded to the Bay Area just last year, but since then we've booked over 3500 customers with 50+ on-call vets. But we're not just winning in quantity—the quality of our services have customers booking up to 4 appointments a year. The industry standard is just two.



$250K
$200K
$150K
$100K
$50K
0
Total Revenue in Q2: $240,000
Q1 '15
Q2 '15
Q3 '15
Q4 '15
Q1 '16
Q2 '16
Total Quarterly Revenue

**35%**
Gross Earnings per Booking

**40%**
of Customers Book Again in 6 Months

**15%**
Monthly Compounded Revenue Growth

# Our Next Steps: Expand and Optimize

We kicked off VetPronto late 2014 with an idea and not much else. But since then, we were accepted into Y Combinator, the most prestigious startup accelerator in the world and launched with the biggest global vet clinic chain. Up next, we're tackling new cities and optimizing our software to increase margins and improve customer experience.

**September 2014**
**Launched in San Francisco**

**January 2015**
**Joined Y Combinator**
Gained access to funds and expertise of the best startup accelerator in the world.

**May 2015**
**Raised $500k Seed Round**
Allowed us to develop the next prototype of our product.

**August 2015**
**Expanded to the Rest of Bay Area**
Exposed us to 2 million new potential customers.

**November 2015**
**Expanded to Los Angeles**

**January 2016**
**Added Surgical Procedures**
VetPronto now covers all veterinary care needed by pet owners.

**May 2016**
**Launched Trial with a Large Vet Hospital Chain**
Working with the largest vet hospital chain in the world to educate more pet owners about the benfits of house calls.

**August 2016**
**Adding Route Optimization Technology**
Improves the efficiency and quality of life for our veterinarians and their patients.

**September 2016**
**Expanding to New York**
Exposes us to millions more pet owners.

**October 2016**

## How Your Investment Will Help Us



### Launch to New Cities

We will be launching in New York this fall, then hope to be in 2-3 other cities by the end of the year.



### Expand Our Services

We will launch an upgraded native mobile app that wiill include virtual care options, such as video chat with vets.



### Start Optimizing Operations

We will be automating manual processes as well as launch route optimization that will improve veterinary dispatches.

## BETTER CARE, TOGETHER

*We launched VetPronto two years ago with the goal of providing the highest quality and most convenient veterinary care. As our clients can attest, it is difficult to over-state how much house calls improve the veterinary experience for the pet and the pet owner.*

*We are regularly humbled by the kind words that our clients share with us and know that a significant percentage of our growth comes from their word-of-mouth referrals to other pet owners. We are excited that changes in securities law allow our most vocal supporters to invest in VetPronto.*

*While we are proud of the progress we have made to date, there is still plenty of work to do. Your support will help us improve the current offering, add additional services and expand to new markets.*

*Thank You.*



*Joe Waltman*

## MEET THE FOUNDERS



### Joe Waltman

CEO

*Before VetPronto, he co-founded RestEngine (sold to Twitter), and worked at Qualcomm and Akamai. He brings the drive, business intelligence and passion that early-stage startups need to thrive.*



### Soren Berg

CTO

*Built RestEngine's platform from scratch to support 15 million monthly emails. His goal is to help people through software and to work with smart and passionate people.*



### Katherine Van Ekert

COO

*An Australian veterinarian with over two years of operations experience at on demand start-ups like Zesty, Muufri and New Harvest in the SF Bay Area.*

## RAISED $1,262,618 FROM 565+ INVESTORS

**Brett Lauber**

**Janice T Kaufman**

*Owner of petroleum distribution company in California, specializing in sales to prime contractors for bridge & highway building; government accounts*

**Randy Kirk**

*Retired from government, started my own business, invested in Reg A start-ups, author of published book.*

**Sonja Kueppers**

**Andrew C Laufer**

*Civil Rights Attorney - Representing victims of unlawful arrest, prosecution, an excessive force. My father in law suffers from type 1 diabetes. Beta Bionics will substantially improve his life*

**Raymond Wu**

*PhD candidate in cancer biology in NYC. I like to invest in companies that improve people's lives. I love the idea of being able to invest in early stage companies, something I couldn't do before.*

MORE INVESTORS

## DETAILS

– COLLAPSE ALL

### What are you guys building?

The highest quality and most convenient veterinary care. The service currently revolves around house calls as we believe that the best care happens at home. We will be expanding the service to include virtual care as well as ancillary pet services.

### How did you guys come up with this idea? ^

We started about three years ago with the theory that there are a lot of smart people and money going after human health problems. Let's learn from what these companies have done and apply it to pet health, given the role that pets are now playing in the family. In the process of experimenting with a number of ideas, we talked to over a hundred pet owners and learned that going to the veterinarian was the worst part of owning a pet. These discussions allowed us to stumble upon a pretty obvious idea; an on demand house call vet service that's on par with the other on demand services.

### What changes in the market drove the development of your idea? Which companies inspire your work? ^

Perhaps the biggest change is customer expectation in terms of how the business treats the customer. The days of going to a doctor's office and sitting for who knows long in a waiting/exam room, then getting a few minutes with the doctor only to be thanked with a confusing and big bill are numbered. We have really worked through every aspect of vet care to make the client feel respected while also providing amazing vet care. There's a whole bunch of moving parts behind the scenes as we have effectively built a distributed hospital and need to get the right people, supplies, medication and information to the right place at the right time. Most of these processes have been automated and we feel like we are at a point where we can roll it out to a number of cities.

### Are there companies you look to for inspiration that are doing this really well but in a different industry? ^

There are a number of pioneers in the on-demand category like Uber, Instacart and Postmates who have inspired just about every on-demand company. However, the 'Uber for X' analogy breaks down pretty quickly in health care. We prefer saying that we are building a virtual hospital rather than an Uber for vet care. There are a number of companies that are doing similar services for human health care like Circle, First Line and Heal. They are all great people and we have good relationships with them. There are things we've learned from them and things they've learned from us.

### Can you walk me through what that process looks like without you guys and if you're just going through a traditional vet and how that changes with you guys? ^

The first thing you have to do is find a vet with availability at your required time. That can be quite challenging. Once you find one you're then going to have to get an appointment booked. Very few vet offices offer online booking so you have to call them up and find a mutually convenient time. If you are lucky enough to get an appointment in the somewhat near future, then you have to get yourself and your animal to the vet. If you don't have a car, you are at the mercy of the Uber/Lyft driver. Also, it is likely that your pet doesn't enjoy traveling, especially if you have a cat. And, it is very likely that your pet will know that you are going to the vet get very stressed out before you get to the office. For some animals, the stress of going to the vet does more harm than what they had to go to the vet for in the first place. (And this often means that pets just don't end up getting the medical attention they need).

Now you're at the vet. You've got your cat screaming in its carrier as it's surrounded by a waiting room of obnoxious, barking dogs. Or you've got a new puppy in for its first vaccinations and you're stressed it's going to contract whatever hideous disease is coming out of the adjacent dog's nostrils. But let's assume all goes well and they are able to treat your animal. More often than not, the doctor will perform additional services that you hadn't anticipated so what seems like a simple $70 visit easily escalates into multiple hundreds of dollars of laboratory work, 'waste handling fees', 'restraint fee' and other obscure items. All in all, it's a pretty miserable experience for both the human and the animal.

### How does your app improve users' experiences with vets?

VetPronto has a simple booking process that is available via a smartphone app, website and telephone (we have a call center staffed 8am - 8pm). Clients can usually book appointments for the same day. Our pricing is simple and transparent and we can usually tell you what the visit will cost before you book. Take a blood test for example. There are dozens of different kinds of blood tests each with their own costs. If you call a typical vet clinic and ask how much a blood test will cost, they probably won't be able to give you an answer. For Vetpronto, all of our blood tests are all $200. If someone calls asking the cost of an exam and blood test we can tell them that it will be $350. It's an answerable question.

After you book an appointment you give us some basic information about yourself and your pet. We call any previous clinics and request records on your behalf. These records are uploaded into the system, providing our vets will all of the necessary medical history.

On the day of the appointment, our vet (and vet nurse, if necessary) will arrive at your door and begin the exam. If any additional or unexpected services are needed, the vet will explain the benefits of the services and their associated price. This is a large part of our training, making sure the vets are very explicit and open about the things they're doing and the associated costs.

After the appointment you will get an email summary from the vet discussing any findings and providing instructions for next steps. You will also get a receipt with the details of the charges. If you need any medications, we'll give you a link to the online pharmacy where the prescriptions will be pre-approved.

### From a cost comparison perspective what does it look like? What's the premium folks are paying for this amazing service?

We're about 10-20% more expensive than normal vets.

### Who are your customers?

Most of our customers are busy professionals who can't afford to take X hours of the day to go to the vet. The convenience is a major factor for them. The next largest group are people whose pets are unable to travel and/or go to a vet clinic. Because of the way the pet reacts to travel or going near the vet clinic, they literally can't get their animal to the veterinarian. The vast majority of our clients were people who actually didn't even know house call was an option.

### How are you finding your customers?

Most of our customers come from word of mouth. Fortunately, our clients seem to be very willing to tell their friends about VetPronto. We also drive a decent amount of new bookings from intent based paid channels like Google (paid and organic) and Yelp.

### How do you guys rank from a ratings perspective?

They're off the chart. On Yelp, we now have over 270 reviews, 262 of which are 5 stars.

### What's your estimated LTV? Your blended calculation you mentioned was 50 on the paid side. How much is your average customer spending in one year?

The average appointment is $300, of which about $100 is gross profit. Our clients average 3-4 appointments per year, meaning one year LTV is $300-$400.

### How much do people spend on this specific vet service that you guys are servicing?

The average vet bill is ~$250 at a bricks/mortar clinic. Our average bill is $300, which means are are about 20% more expensive.

**What is the size and value of the veterinarian market?**

The total vet market is $17 billion a year.

**How much of that is for specific stuff that you guys do? I'm sure that some of that's surgery and other things that you can't do at home.**

We can do $14 billion of the $17 billion. The $3 billion difference is surgeries.

**How does going to a new market work for you guys? You're in two markets, you'll be expanding to a third. What's the plan?**

Like any two-sided marketplace, we have to manage the demand (pet owners) and supply (veterinarians). Although we don't have everything figured out, we feel like we have a pretty good grasp of the playbook. We start looking for a local vet partner 3-6 months before we want to launch. This person will support the initial appointments as well as get most of the on-the-ground operations set up; recruiting and training vets and nurses, ordering supplies, finding laboratory and euthanasia partnerships, etc. Once demand ramps up and we can support multiple vets, the local partner steps back into more of a managerial role. Most of the operational stuff can be handled centrally; confirming appointments, answering calls/emails, requesting records, approving prescriptions, etc. The marketing activities for the new market is handled centrally and needs a 2-3 week lead time for set up.

**So you're letting vets focus on courting patients and finding other vets to work with them and then I'm assuming you can give them some type of revenue share on that kind of specific geography?**

Pretty much. But, it is important to note that the vets do very little marketing/acquisition work on the demand side (targeting pet owners). That is rather technical 'growth hacking' work that is done much more effectively from a central location.

**Tell us about how things are going, what the book numbers look like for the markets you're in right now and why now is the time to command you a third market.**

San Francisco is our most mature market and it is going well. Up until the (very typical) summer slowdown, we were growing by about 15% a month and almost 200% per year. We should be cash-flow positive in San Francisco by September or October. The expansion decision is primarily due to the evolution of our operations and marketing. We have automated enough processes to the point that we are confident we could be working multiple markets in parallel. The marketing has also gotten to where we think we can basically replicate that model in 5-15 other markets pretty quickly.

**What do you think it costs to open a new market and get to the point where it's ultimately going to be self-sustaining?**

We need 50-75K of working capital to get a new market to cash flow break even.

**What are your revenues look like right now?**

Before summer started, we were doing $100k per month. The summer monthly revenue was closer to $70k. We saw a similar slowdown last year.

**What factors are affecting your growth as a company?**

Since word of mouth is our primary growth driver, we need to make sure every customer has as great of an experience as possible. In most customers, just getting a vet to their house is enough. However, we are striving for an amazing service where all touches with VetPronto are delightful. The more that we are able to delight, the better the word will spread.

**Tell us about the biggest challenges that you see moving forward that you're going to have to solve to grow to the extent that you mentioned earlier.** ^

One of our concerns that we haven't really answered yet is the variance between new markets. From an operations and marketing perspective, we have identified some obvious differences between the markets. However, it is likely there are other differences that we will only discover after we launch.

**Tell us about the team. Who are the founders and key executives?** ^

The three founders are Katherine, Soren and Joe. Katherine is the COO, Soren is the CTO and Joe is the CEO. Soren and Joe have known each other for eight years and previously founded an email marketing company called RestEngine. It was eventually sold to Twitter and became Twitter's email infrastructure. Katherine is the veterinarian. The way we loosely breakdown responsibilities is that Joe handles the demand side (pet owners), Katherine handles the supply side (veterinarians) and Soren builds stuff to enable both sides. The reality is we all do a little bit of everything.

**What do you think are some important things for folks to know about the business?** ^

It's hard to overstate just how much better the experience is when vet care is handled in the home. I think the best evidence of that is our Yelp reviews.

**Do you have any direct competitors that are in the space or is it really just traditional vets?** ^

There are a few other vet care start-ups, but we have a 1-2 year head start and are 5-10x their size in terms of clients, technical development and operational processes. I like to say that our primary competitor is lack of awareness. The vast majority of pet owners don't know that house calls are an option. As that changes, our business's growth will hopefully accelerate.

## ASK A QUESTION

Type your question here...

ASK QUESTION

**Tamara Jefferson** Sep 10

Do you plan to partner with some pet insurance companies to reduce cost of procedures?

**Joe Waltman** CEO FOUNDER Sep 10

We have talked with most/all of the pet insurance companies in the US and they reimburse for VetPronto services (per the terms of their policies).

LIKE

**Barnaby Zelman** Sep 9

Please explain how you calculate a $5mm valuation? Seems high, so I must be missing something... Thanks!

**Joe Waltman** CEO FOUNDER Sep 9

Early stage valuations are definitely more art than science.

If we continue on our current growth trajectory, we will generate ~$2.5M of revenue over the next 12 months. That translates to a 2x multiplier on gross revenue, which is actually pretty reasonable for a company with our margins (over 30%).

Put another way, this is probably going to be a binary outcome; which means that a $5M valuation will either seem very low or very high.

LIKE

MORE QUESTIONS



# Joe Waltman

Co-Founder at VetPronto

San Francisco Bay Area | Internet

Previous RestEngine, Boost Mobile, Sports Alliance

Education INSEAD

Connect | Send Joe InMail

500+ connections

https://www.linkedin.com/in/joewaltman | Contact Info

## Background

### Experience

**Co-Founder**
VetPronto
April 2014 – Present (2 years 6 months)

Mobile Veterinarians - we bring the vet to you.

**Co-Founder**
RestEngine
October 2009 – June 2012 (2 years 9 months)

Acquired by Twitter

**Business Development Manager**
Boost Mobile
February 2006 – September 2008 (2 years 8 months)

**Associate**
Sports Alliance
August 2003 – February 2006 (2 years 7 months)

**Sr. Technical Consultant**
Akamai
December 2000 – September 2001 (10 months)

**Co-Founder and V.P. of Technology**
Todosport Network Inc.
July 1999 – December 2000 (1 year 6 months)

**Network Engineer**
Qualcomm
January 1996 – July 1999 (3 years 7 months)

### Skills

- 49 Start-ups
- 42 Business Development
- 24 Product Management
- 22 Entrepreneurship
- 15 Sales
- 4 Developer Relations

### Education

**INSEAD**
MBA
September 2002 – July 2003

**University of Southern California**
MS, Computer Science
September 1997 – May 1999

**U.C. Berkeley**
BA, International Relations
1992 – 1995

Minor - Computer Science

## Recommendations

Given (6)



**Gary Kagan**
National Account Executive

"Gary was an incredibly helpful partner for VetPronto. Yelp is a major source of leads and Gary went above and beyond the call of duty to make Yelp's platform even more impactful. Gary was the first internal contact who took the time to understand our business as well as adjust our ad strategy to get the most bang for our buck.

November 30, 2015, Joe was Gary's client



**Soren Berg**
Software Engineer

"Soren is a truly exceptional engineer. Not only does he posses high-octane intellectual horsepower, he is also willing to roll up his sleeves and do what needs to get done (even when it is not very glamorous). Soren single-handedly built RestEngine's messaging platform. Without Soren's valiant efforts, the company would have gone nowhere. I would be very happy to work with... **more**

May 8, 2012, Joe managed Soren at RestEngine



**Jason Kreidman**
Ecommerce Marketing Strategist

"Jason is the real deal when it comes to entrepreneurship. He can define/articulate a vision and then do what needs to be done to get it executed.

March 31, 2009, Joe was with another company when working with Jason at Kreidman, Inc.



**David Johnson**
CEO

"David is a frighteningly intelligent cultural chameleon. Not only can he come up with great ideas, but he can also articulately communicate them to all levels. His positive attitude usually results in 2 plus 2 equaling at least 5.

February 2, 2009, Joe reported to David at Todosport Network, Inc. / Umbro.com



**Jon Bukosky**
Chief Operating Officer (Digital Division)

"JonMichael is a new media veteran with an amazing rolodex. His no-nonsense approach makes working with him a breeze.

January 19, 2009, Joe was with another company when working with Jon at Ghost House Pictures

See More





# Dr Katherine van Ekert

Co-founder, VetPronto YC W15

San Francisco, California | Veterinary

| | |
|---|---|
| Current | VetPronto |
| Previous | Animal Consultants International, Muufri, Zesty, Inc. |
| Education | The University of Sydney |

Send Dr Katherine InMail

**500+** connections

https://www.linkedin.com/in/dr-katherine-van-ekert-861b2320

Contact Info

**Background**

## Experience

**Co-founder**
VetPronto
January 2015 – Present (1 year 9 months) | San Francisco Bay Area

Currently servicing San Francisco Bay Area, Los Angeles, and New York.

VetPronto is a new type of Veterinary Service dedicated to providing the most quality, convenient and transparent veterinary care possible.

We treat pets at the home or workplace, saving them stress, and you time. We're using tech to provide a new standard of medical record management, client communication, and operational efficiency.



VetPronto - Mobile Veterinarians

**Director, Partnerships**
Animal Consultants International
September 2013 – April 2016 (2 years 8 months)

Manage an international professional consultancy service of 15 world class experts (including scientific professors, medical specialists, veterinary fellows and attorneys). Orchestrate community outreach and marketing, ongoing maintenance of client relationships, and advise on campaign strategy.

**Operations, pro-bono**
Muufri
November 2014 – January 2015 (3 months) | San Francisco Bay Area

If milk were invented today, how would we make it? How would we produce enough to feed the whole world?

We're making milk from the ground-up. Based on the safe and proven techniques that give us beer or vegetarian rennet, we provide consumers and food manufacturers with the same products we all know and love - in a healthier, cheaper, and more sustainable way. And because we control all aspects of the process, we can make milk much more efficiently than cows - meaning cheaper products for people all over the world.

Excited? So are we! Get in touch at info@muufri.com

**Operations**
Zesty, Inc.
July 2014 – December 2014 (6 months) | San Francisco Bay Area

Zesty lets you order healthy, delicious food for you or your company.

Zesty's dietitians curate the healthiest dishes from the best restaurants in a city. Nutrition facts are calculated for every dish and restaurants cook dishes for Zesty in a healthier way than usual.

Order for your company by inquiring at http://zesty.com/work or order on-demand from Zesty's iPhone app at http://zesty.com/ios

Zesty was part of the most recent Y Combinator class, Winter 2014.

**Director of Partnerships**
Sentient
September 2010 – March 2014 (3 years 7 months) | New South Wales, Australia

Founding President of the independent veterinary association, Sentient. We combine scientific reflection within an ethical framework to ensure that animals' needs are appropriately and ethically addressed by governments, industry and the public.

Through the development of over 20 policy analyses, established Sentient as a top veterinary authority, resulting in features in e.g.: ABC News Radio; The Australian Veterinary Forensics and Law Conference; and campaign websites receiving over 300,000 unique views.

Areas of expertise include intensive agricultural industries, the live animal export trade, and companion animal management.

▸ 1 organization

**DVM**
Various
2009 – 2014 (5 years) | Australia

Through clinical practice, I've had the opportunity to:
- Improve clinic workflow by upholding a standard of clear, directive communication to nursing and support staff, which enabled us to manage multiple cases in unison and with minimal confusion
- Manage emergencies and crisis; emphasising a supportive environment; and empowering people with great responsibility and decision-making capacity;
- Contribute to the reputation of the clinics that I worked at by continually improving my skills as a diagnostician, and ability to problem-solve innovatively and under pressure, which improved profitability through provision of superior services and additional services.

**Officer for Animal Welfare**
Department of Primary Industries Victoria (DPI)
2012 – 2013 (1 year) I Melbourne, Australia

- Audited the use of animals in scientific research in Victorian institutions and universities;
- Conducted comprehensive scientific literature reviews of laboratory animal husbandry and an industry impact statement regarding the phasing out of the use of chimpanzees in research;
- Audited and prosecuted farmers for animal welfare breaches under the anti-cruelty legislation;
- Contributed to the development of National Standards for sheep and cattle, which involved managing community perceptions of animal welfare; protecting farmer and industries' financial interests; and coordinating the feasibility of, and compromises required to, institute cohesive standards across States with diverse economic ecosystems, climates, and husbandry protocols;
- Developed of a toolkit for livestock veterinarians managing animal welfare issues in the field, which involved negotiating contributions from the Australian Veterinary Association (Victoria) and state government.

## Volunteer Experience & Causes

**Veterinarian**
The Blue Cross, VetSOS
2011 I Animal Welfare

Performed spey and neuter surgeries and vaccination drives as part of the Indian government's Rabies Prevention program;

Advised on, and worked with managerial and veterinary staff to implement, new protocols for infectious disease management, adoptions, and surgical procedures. An overwhelming task, our changes led to a reduction in the transmission of lethal, highly-transmissible diseases... **more**

**Expert**
Mercy for Animals
2013 – Present (3 years) I Animal Welfare

Analyse footage of animal abuse and provide veterinary reports of cruelty breaches that is used in court cases and public campaigns.

**Volunteer**
New Harvest

**Opportunities Dr Katherine is looking for:**

- Joining a nonprofit board

## Honors & Awards

**Dean's List of Excellence, Summa Cum Laude**
The University of Sydney
2008

For excellence in academic performance graduating in the final year of the Bachelor of Veterinary Science.

**The Young Alumni Award, 2012**
The University of Sydney Faculty of Veterinary Science
2012

For outstanding professional work three years after graduation.

### Albert Victor Steers Bequest Prize Bequest for Top Female Student Receiving the Highest Marks

The University of Sydney

2008

Established in 2003 by a bequest of $50,000 from Mr Albert Steers Harris, for the establishment of the annual award of two (2) prizes to be known as "Status Prizes" to
be given to veterinary science students in the undergraduate course leading to the degree of Bachelor of Veterinary Science. The prizes to be awarded to:
a) the male student receiving the highest marks in the final year, and
b) the female student receiving the highest marks in... **more**

### Australian Society for Parasitology Prize in Veterinary Parasitology

The University of Sydney

2006

Established in 1991 by the offer of an annual donation from the Australian Society for Parasitology. Awarded annually for proficiency in Veterinary Parasitology 3, providing the work is of sufficient merit.

## Organizations

### Sentient, The Veterinary Institute for Animal Ethics

President

Starting September 2010

### VetSOS

Veterinarian

Starting April 2013

## Skills

Top Skills

- 42 Animal Husbandry
- 36 Pets
- 35 Animal Behavior
- 30 Animal Welfare
- 25 Dogs
- 21 Veterinary Public Health
- 18 Animal Work
- 11 Animal Nutrition
- 11 Soft Tissue Surgery
- 10 Veterinary Medicine

Dr Katherine also knows about...

- 9 Client Education
- 8 Surgery
- 8 Science
- 7 Anesthesia
- 6 Dog Training
- 5 Veterinary Pathology
- 5 Rabbit
- 5 Laboratory Animal...
- 4 Animal Ethics
- 4 Animals
- 4 Dog Behavior
- 4 Euthanasia
- 4 Exotic Animals
- 3 Radiography
- 3 Animal Surgery

See 3+ ›

## Education

### The University of Sydney

BVSc, Hons 1, Veterinary Medicine, Summa Cum Laude

2003 – 2008

Honours Research Thesis (95/100) - TRFLP analysis of microbial gut flora populations in Australian marsupials

Activities and Societies: President, Veterinary Science for Animal Welfare

▸ 3 honors and awards

## Groups



**Give Pets A Chance**
47 members
+ Join



**CAT International - In...**
1,984 members
+ Join

AW

**Animal Welfare Group**
6,516 members
+ Join

STRAY ANIMAL FOUNDATION PLATFORM

**Stray Animal Founda...**
2,648 members
+ Join

**Pets Are Awesome**
24 members
+ Join

hsvma HUMANE SOCIETY VETERINARY MEDICAL ASSOCIATION

**Humane Society Vete...**
3,794 members
+ Join



**Protect Pets Now**
105 members
+ Join

See 15 more ›



# Soren Berg

Co-Founder at VetPronto

San Francisco Bay Area | Computer Software

| | |
|---|---|
| Current | VetPronto - Mobile Veterinarians |
| Previous | Twitter, RestEngine, Google |
| Education | Grinnell College |

Send Soren InMail

81 connections

https://www.linkedin.com/in/soren-berg-3787416

## Background

### Summary

I have experience building enterprise software and solving diverse challenges in many areas of software design.
My goal is to help people through software and to work with others who are intelligent and passionate about what they do.

Specialties: Email sending infrastructure. APIs and back-end software.
Getting more comfortable with: Full stack development (Ruby, Scss, etc.)
Looking forward to learning: iOS development.

### Experience

**Co-Founder**
VetPronto - Mobile Veterinarians
February 2014 – Present (2 years 8 months) | San Francisco Bay Area

Building out operational infrastructure and helping with customer acquisition.

**Software Engineer**
Twitter
May 2012 – January 2014 (1 year 9 months) | San Francisco Bay Area

Worked on the notification infrastructure for email/sms/push.

**Software Engineer**
RestEngine
January 2010 – May 2012 (2 years 5 months) | San Fransisco, CA

Working for a very exciting startup providing messaging services for social media applications.

1 recommendation

**Joe Waltman**
Co-Founder at VetPronto
Soren is a truly exceptional engineer. Not only does he posses high-octane intellectual horsepower, he is also willing to roll up his sleeves and do what needs to get done (even when it is not very glamorous). Soren single-handedly built... View↓

**Google Summer of Code Participant**
Google
May 2009 – August 2009 (4 months)

Wrote a proposal for a real-time scripting API for Inkscape, a large C++ program. This proposal was accepted into the Google Summer of Code Program and I spent the summer implementing it. I designed and developed a language independent scripting system based on the needs of the community.

**Post Baccalaureate Fellow**
Grinnell College
May 2008 – May 2009 (1 year 1 month)

Over the past year I worked directly with a professor (Dr. Rebelsky) to develop an environment for teaching introductory CS students. The program, Mediascript, is a graphical interface designed to support multiple programing languages and allows students to interact with multiple programs such as the GIMP and Inkscape. Mediascript is currently in use by ~100 students and faculty and is 30,000+ lines of C and Scheme. Presented research at Grinnell College and SIGCSE.

1 recommendation

**Samuel Rebelsky**
Professor of Computer Science
Soren worked for me while a student as a research assistant and did such a wonderful job that I arranged for him to work full-time for me for a year after graduate (as a "Post-Baccalaureate Fellow"). In all of Soren's work, I'm impressed by his... View↓

**Research Assistant**
Grinnell College
May 2007 – August 2007 (4 months)

I worked as a MAP student with David D'Angelo to add scripting capabilities in Inkscape (A vector graphics program.) Over the course of one summer we successfully built a scripting console that allowed users to make and modify images using Scheme.

### Skills

Top Skills

- 5 Python
- 5 C
- 3 Bash
- 3 Git
- 3 Linux
- 2 Scheme
- 2 Software Design
- 1 MySQL
- 1 Java
- 1 Scala

Soren also knows about...

1 LaTeX · 1 C++ · 1 Objective-C · 1 Scalability · 1 OS X · Mongo · Message Systems Momentum

### Education

**Grinnell College**
BS, Computer Science
2004 – 2008

1 recommendation

**Janet Davis**
Associate Professor of Computer Science at Whitman College
Soren is bright, enthusiastic, and a self-starter. He asked some of the most insightful questions in my Software Design and Human-Computer Interaction courses. View↓

### Additional Info

**Personal Details**

Birthday April 20

## Recommendations

Received (3)

**Software Engineer**
RestEngine

**Joe Waltman**
Co-Founder at VetPronto

"Soren is a truly exceptional engineer. Not only does he posses high-octane intellectual horsepower, he is also willing to roll up his sleeves and do what needs to get done (even when it is not very glamorous). Soren single-handedly built RestEngine's messaging platform. Without Soren's valiant efforts, the company would have gone nowhere. I would be very happy to work with... **more**

May 8, 2012, Joe managed Soren at RestEngine

**Post Baccalaureate Fellow**
Grinnell College

**Samuel Rebelsky**
Professor of Computer Science

"Soren worked for me while a student as a research assistant and did such a wonderful job that I arranged for him to work full-time for me for a year after graduate (as a "Post-Baccalaureate Fellow"). In all of Soren's work, I'm impressed by his ability to quickly master new concepts and to bring a wide variety of knowledge and skills to bear on problems.

Here's a... **more**

March 11, 2009, Samuel managed Soren at Grinnell College

**BS**
Grinnell College

**Janet Davis**
Associate Professor of Computer Science at Whitman College

"Soren is bright, enthusiastic, and a self-starter. He asked some of the most insightful questions in my Software Design and Human-Computer Interaction courses.

March 10, 2009, Janet taught Soren at Grinnell College

## Groups

**Grinnellians in Busin...**
727 members
+ Join